UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2020 (November 16, 2020)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported by On Track Innovations Ltd. (the “Company”), in May 2019, ASEC S.A. (Spolka Akcyjna) (the “Subsidiary”), a wholly-owned Polish subsidiary of the Company, entered into a loan agreement (the “Agreement”) with PKO Bank Polski, a Polish bank (the “Lender”). In May 2019, pursuant to the Agreement, the Lender provided to the Subsidiary a secured loan in the amount of $2,000,000 (the “Loan”). On May 11, 2020, as was also reported by the Company, based on Polish government regulations introduced in relation to the COVID-19 pandemic, the Subsidiary received the consent of the Lender to postpone the maturity date of the Loan, by six months, to November 22, 2020 instead of May 23, 2020, as the Agreement provided. On November 16, 2020, following the Subsidiary’s request, the Subsidiary received the consent of the Lender to further postpone the maturity date of the Loan to December 22, 2020. The Loan will be payable in full on maturity (with the option of early repayment by the Subsidiary) and the interest of 1-month LIBOR plus 1.8% is paid on a monthly basis. The Loan is secured by certain assets of the Subsidiary. The Agreement includes customary events of default, including, among others, failures to repay any amounts due to the Lender, breaches or defaults under the terms of the Agreement, etc. If an event of default occurs, the Lender may reduce the amount of the Loan, demand an additional security or terminate the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Addendum to Loan Agreement, dated November 16, 2020, by and between ASEC S.A. (Spolka Akcyjna) and PKO Bank Polski, a Polish bank. (translated from Polish).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 19, 2020	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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